EXHIBIT 23.1

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hi-Tech Pharmacal Co., Inc. of our reports dated July 11, 2008, on our audits of the financial statements and Schedule II as of April 30, 2008 and 2007 and for each of the years in the three-year period ended April 30, 2008, and our audit of the internal control over financial reporting of Hi-Tech Pharmacal Co., Inc. as of April 30, 2008 included in the Annual Report on Form 10-K for the year ended April 30, 2008.

New York, New York
November 14, 2008